EXHIBIT 2.7.4

                                     FORM OF
                          REGISTRATION RIGHTS AGREEMENT

         THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is entered into as of November __, 1999, by and between Able Telcom Holding Corp., a Florida corporation (the "Company"), and each of Donald G. Garner, C. Michael Hoover and Jesse R. Joyner (each sometimes referred to herein individually as a "Shareholder" and sometimes collectively as the "Shareholders").

         WHEREAS, effective as of the date hereof, Specialty Electronics Systems, Inc. ("SES"), of which Hoover and Southern Aluminum & Steel Corporation ("SASCO") were former shareholders, has been merged with and into SES Acquisition Corp. ("SES Acquisition"), a wholly-owned subsidiary of the Company;

         WHEREAS, effective as of the date hereof, SASCO, of which Garner and Joyner were former shareholders, has been merged with and into SASCO Acquisition Corp. ("SASCO Acquisition"), a wholly-owned subsidiary of the Company;

         WHEREAS, in connection with such mergers, the Shareholders will receive shares of the Company's Common Stock, as defined below, in an amount to be determined pursuant to the terms of the Agreement and Plan of Merger dated of even date herewith, by and among the Company, SES, SES Acquisition and the Shareholders (the "SES Merger Agreement") and pursuant to the terms of that certain Agreement and Plan of Merger, dated of even date herewith, by and among the Company, SASCO, SASCO Acquisition, Garner and Joyner (the "SASCO Merger Agreement" and together with the SES Merger Agreement, the "Merger Agreements"); and

         WHEREAS, to provide liquidity to the Stockholders with respect to the ownership of the Common Stock, the Company wishes to provide certain rights to the Stockholders to require registration for resale of their shares of Common Stock with the Securities and Exchange Commission;

         NOW, THEREFORE, the parties hereto hereby agree as follows:

1. DEFINITIONS. For convenience, certain terms used in more than one part of this Agreement are listed in alphabetical order and defined or referred to below (such terms as well as any other terms defined elsewhere in this Agreement shall be equally applicable to both singular and plural forms of the terms defined).

         "AGREEMENT" means this Registration Rights Agreement.

         "BOARD" means the Board of Directors of the Company.

         "COMMON STOCK" means the Common Stock, no par value of the Company.

         "COMMISSION" means the Securities and Exchange Commission.

         "EQUITY SECURITY" means any stock or similar security of the Company or any security (whether stock or indebtedness for borrowed money) convertible of exchangeable, with or without consideration, into or for any stock or similar security, or any security (whether stock or indebtedness for borrowed money) carrying any warrant or right to subscribe to or purchase any stock or similar security, or any such warrant or right.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "HOLDER" of any security means the record or beneficial owner of such security.

         "HOLDERS OF A MAJORITY OF THE REGISTRABLE SECURITIES" means the Person or Persons who are the Holders of greater than 50% of the shares of Registrable Securities then outstanding.

         "PERSON" includes any natural person, corporation, trust, association, company, partnership, joint venture and other entity and any government, governmental agency, instrumentality or political subdivision.

         The terms "REGISTER," "REGISTERED" and "REGISTRATION" refer to a registration effected by preparing and filing with the Commission a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement by the Commission.

         "REGISTRABLE SECURITIES" means (1) all Common Stock owned now or in the future by the Stockholders pursuant to the Merger Agreements, and (2) any securities issued or issuable with respect to the Common Stock referred to in clause (1) above by way of a stock dividend or stock split or in connection with a combination of shares, reclassification, recapitalization, merger or consolidation or reorganization of the Company; PROVIDED, HOWEVER, that such shares of Common Stock shall not be treated as Registrable Securities (i) they have been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, (ii) they have been sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions and restrictive legends with respect to such Common Stock are removed upon the consummation of such sale or (iii) they are available for resale under Rule 144 under the Securities Act without reference to the volume limitations thereof.

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "SHAREHOLDERS" has the meaning assigned to it in the preamble hereto.

2.       REQUIRED REGISTRATION.

         (a) Upon the written request of all of the Shareholders delivered to the Company on or after the Payment Date for Year Four, the Company shall prepare and file as soon as reasonably practicable a registration statement under the Securities Act covering all of the Registrable Securities and shall use its commercially reasonable efforts to cause such registration statement to become effective as expeditiously as possible; PROVIDED that the Company may delay filing any registration statement and withhold efforts to cause any such registration statement to become effective pursuant to this Section 2 for a period of up to a maximum of 180 days if (i) (A) in the opinion of counsel for the Company, the Company would thereby be required to disclose information relating to pending corporate developments or business transactions (including any financing) involving the Company not otherwise required by law to be publicly disclosed and (B) in the good faith judgment of the Board such disclosure at such time could have a material adverse effect on the Company or on any such corporate development or business transaction or (ii) in the good faith judgment of the Board such registration would have a material adverse effect on a registered public offering of securities by the Company then in process (which registered public offering will give rise to the incidental registration rights set forth in Section 3 hereof upon its consummation). Following the delay of the filing of a registration statement or withholding of efforts to cause any registration statement to become effective in accordance with the above, the Company shall promptly proceed with such filing or resume efforts to cause a declaration of effectiveness at the earliest time such disclosure can be made without material adverse effect or such other public offering is abandoned or completed (subject to section 2(c) hereof), as the case may be, whether or not such 180-day period has expired. The Company shall include in such registration statement all shares of Registrable Securities.

                  (b) The Company shall be obligated to prepare, file and use its commercially reasonable efforts to cause to become effective only one registration statement pursuant to this Section 2 and shall be obligated to maintain the effectiveness of such registration statement until the earlier of
(i) the sale of all shares registered pursuant thereto or (ii) the date that is 120 days after the date on which the registration statement is initially declared effective.

                  (c) Notwithstanding the requirements of Section 2(a), the Company (i) shall not be required by this Section 2 to effect a registration of Registrable Securities unless Form S-3 or other equivalent form is then available for such registration and (ii) shall not be required to effect a registration of Registrable Securities pursuant to this Section 2 within the 180-day period immediately following the effective date of any underwritten offering of securities by the Company.

                  (d) If Shareholders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall provide the Company with the name of the managing underwriter or underwriters (the "managing underwriter") that a majority in interest of the Shareholders propose to employ, which managing underwriter shall be reasonably acceptable to the Company, as a part of their request made pursuant to this Section 2, and the Shareholders shall include such information in the written notice referred to in
Section 2(a). If no such notice is provided, the Company may at its option require distribution of such securities by means of a firm commitment underwriting and may choose the managing underwriter, so long as such underwriter is a nationally recognized underwriting firm, which managing underwriter shall be reasonably acceptable to a majority in interest of the Shareholders. In either such event the right of any Holder to registration pursuant to this Section 2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's

Registrable Securities in the underwriting to the extent requested (unless otherwise mutually agreed by the Holders of a Majority of the Registrable Securities and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into (together with the Company) an underwriting agreement with the underwriter or underwriters selected for such underwriting, in the manner set forth above, provided that such underwriting agreement is in customary form and is reasonably acceptable to the Holders of a majority of the shares of Registrable Securities.

                  (e) If the managing underwriter has not limited the number of Registrable Securities to be underwritten, the Company and, subject to the requirements of Section 7 hereof, other holders of the Company's securities may include securities for its (or their) own account in such registration if (i) the managing underwriter so agrees and (ii) the number of Registrable Securities which would otherwise have been included in such registration and underwriting will not thereby be limited and (iii) such other securities are then registrable on Form S-3.

         3.       INCIDENTAL REGISTRATION.

                  (a) Each time the Company shall determine to file a registration statement under the Securities Act (other than pursuant to Section 2 hereof and other than on Form S-4 or S-8, a registration statement on Form S-1 covering solely an employee benefit plan, a registration statement on Form S-3 covering solely offers pursuant to a dividend or interest reinvestment plan or the Company's selling shareholder registration statement on Form S-1 currently under review by the SEC) in connection with the proposed offer and sale for money of any of its securities either for its own account or on behalf of any other security holder, the Company shall give prompt written notice of its determination to the Shareholders. Upon the written request of a Holder of any shares of Registrable Securities given within ten days after the receipt of such written notice from the Company, the Company shall cause all such Registrable Securities, the Holders of which have so requested registration thereof to be included in such registration statement and registered under the Securities Act, all to the extent requisite to permit the sale or other disposition by the prospective seller or sellers of the Registrable Securities to be so registered.

                  (b) If the registration of which the Company gives written notice pursuant to Section 3(a) is for a public offering involving an underwriting, the Company shall so advise the Shareholders as a part of its written notice. All Shareholders proposing to distribute their Registrable Securities through such underwriting shall enter into (together with the Company and the other holders distributing their securities through such underwriting) an underwriting agreement with the underwriter or underwriters selected for such underwriting by the Company, provided that such underwriting agreement is in customary form and is reasonably acceptable to the Holders of a majority of the shares of Registrable Securities requested to be included in such registration and provides for such Shareholders to withhold from the market all other Registrable Shares held by such Shareholders for not more than 180 days.

                  (c) Notwithstanding any other provision of this Section 3, if the managing underwriter of an underwritten distribution advises the Company and the Holders of the Registrable Securities participating in such registration in writing that in its good faith judgment the inclusion of the Registrable Securities and the other securities requested to be registered would materially adversely affect the distribution of all securities to be offered in such registration, then (i) the number of shares of Registrable Securities and other securities to be included in the offering other than any shares to be included on behalf of the Company shall be reduced to that number of shares which in the good faith judgment of the managing underwriter can be sold in such offering (except for shares to be included pursuant to demand registration rights granted by the Company in accordance with Section 7 hereof, in an offering initiated upon the exercise of such rights, which shall have priority over the shares of Registrable Securities), and (ii) such reduced number of shares shall be allocated among all participating Holders of Registrable Securities and the holders of other securities to be included therein, in proportion, as nearly as practicable, as each such Person's shares to be included bears to the aggregate number of shares of Registrable Securities and other securities proposed to be included by such Holders and other holders at the time of the filing of the registration statement. All Registrable Securities and other securities which are excluded from the underwriting by reason of the underwriter's marketing limitation and all other Registrable Securities not originally requested to be so included shall not be included in such registration and shall be (A) withheld from the market by the Holders thereof for a period, not to exceed 180 days following the effective date of such registration, which the managing underwriter reasonably determines is necessary to effect the underwritten public offering and (B) upon notice from the Company, withheld from the market by the Holders thereof for a period not to exceed 30 days prior to the effective date of such registration.

         4. REGISTRATION PROCEDURES. If and whenever the Company is required by the provisions of Section 2 or 3 hereof to effect the registration of Registrable Securities under the Securities Act, the Company, at its expense and as expeditiously as possible, shall:

                  (a) In accordance with the Securities Act and all applicable rules and regulations, prepare and file with the Commission a registration statement with respect to such securities and use its commercially reasonable efforts to cause such registration statement to become and remain effective until the securities covered by such registration statement have been sold, and prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus contained therein as may be necessary to keep such registration statement effective and such registration statement and prospectus accurate and complete until the securities covered by such registration statement have been sold;

                  (b) If the offering is to be underwritten, in whole or in part, enter into a written underwriting agreement in form and substance reasonably satisfactory to the managing underwriter of the public offering and the Holders of a majority of the Registrable Securities participating in such offering;

                  (c) Furnish to the Holders of securities participating in such registration and to the underwriters of the securities being registered such number of copies of the registration statement and each amendment and supplement thereto, preliminary prospectus, final prospectus and such other documents as such underwriters and Holders may reasonably request in order to facilitate the public offering of such securities;

                  (d) Use its commercially reasonable efforts to register or qualify the securities covered by such registration statement under such state securities or blue sky laws of such jurisdictions as such participating Holders and underwriters may reasonably request within such time period as is required by the laws of such jurisdictions, except that the Company shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction where it is not so qualified;

                  (e) Notify the Shareholders participating in such registration, promptly after it shall receive notice thereof, of the date and time when such registration statement and each post-effective amendment thereto has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

                  (f) Notify the Shareholders participating in such registration promptly of any request by the Commission for the amending or supplementing of such registration statement or prospectus or for additional information;

                  (g) Prepare and file with the Commission, as soon as practicable upon the request of a majority of the Shareholders, any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for the Holders, is required under the Securities Act or the rules and regulations thereunder in connection with the distribution of the Registrable Securities by such Holders;

                  (h) Prepare and file promptly with the Commission, and promptly notify the Shareholders of the filing of, such amendments or supplements to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event has occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

                  (i) In case any of such Holders or any underwriter for any such Holders is required to deliver a prospectus at a time when the prospectus then in circulation is not in compliance with the Securities Act or the rules and regulations of the Commission, prepare as soon as practicable upon request such amendments or supplements to such registration statement and such prospectus as may be necessary in order for such prospectus to comply with the requirements of the Securities Act and such rules and regulations;

                  (j) Advise the Shareholders promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued; and

                  (k) Make available for inspection upon reasonable request by any Holder of Registrable Securities covered by such registration statement, by any managing underwriter of any distribution to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by any such Holder or any such underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company's officers, directors and employees to supply all information reasonably requested by any such Holder, underwriter, attorney, accountant or agent in connection with such registration statement (if available).

         5.       EXPENSES.

                  (a) With respect to each registration effected pursuant to
Section 2 hereof and with respect to each inclusion of shares of Registrable Securities in a registration statement pursuant to Section 3 hereof, the Company shall bear all fees, costs and expenses of and incidental to such registration and the public offering in connection therewith; PROVIDED, HOWEVER, that security holders participating in any such registration shall bear their pro rata share of the (i) underwriting discount and commissions, (ii) any transfer taxes related to the sale such of securities and (iii) any accountant comfort letter requested by the managing underwriter(s) of such registration.

                  (b) The fees, costs and expenses of registration to be borne as provided in paragraph (a) above, shall include, without limitation, all registration, filing and NASD fees, printing expenses, fees and disbursements of counsel and accountants for the Company, fees and disbursements of counsel for the underwriter or underwriters of such securities (if the Company and/or selling security holders are otherwise required to bear such fees and disbursements), all legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdictions in which the securities to be offered are to be registered or qualified, reasonable fees and disbursements of one firm of counsel for the selling security holders, selected by the Holders of a majority of the shares of Registrable Securities to be included in such registration.

         6.       INDEMNIFICATION.

                  (a) The Company hereby agrees to indemnify and hold harmless each Holder of Registrable Securities included in a registration statement pursuant to the provisions of this Agreement and each of such Holder's officers and directors and each Person who controls such Holder within the meaning of the Securities Act and any underwriter (as defined in the Securities Act) for such Holder, and any Person who controls such underwriter within the meaning of the Securities Act, from and against, and agrees to reimburse such Holder, its officers, directors and controlling Persons and each such underwriter and controlling Person of such underwriter with respect to, any and all claims, actions (actual or threatened), demands, losses, damages, liabilities, costs and expenses to which such Holder, its officers, directors or controlling Persons, or any such underwriter or controlling Person of such underwriter may become subject under the Securities Act or otherwise, insofar as such claims, actions, demands, losses, damages, liabilities, costs or expenses arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; PROVIDED, HOWEVER, that the Company will not be liable in any such case to the extent that any such claim, action, demand, loss, damage, liability, cost or expense is caused by an untrue statement or alleged untrue statement or omission or alleged omission so made in strict conformity with written information furnished by such Holder, such underwriter or such controlling Person specifically for use in the preparation thereof.

                  (b) Each Holder of shares of Registrable Securities which are included in a registration statement pursuant to the provisions of this Agreement hereby agrees, severally and not jointly, to indemnify and hold harmless the Company, its officers and directors and each Person who controls the Company within the meaning of the Securities Act, from and against, and agrees to reimburse the Company, its officers, directors and controlling Persons with respect to, any and all claims, actions (actual or threatened), demands, losses, damages, liabilities, costs or expenses to which the Company, its officers, directors, or such controlling Persons may become subject under the Securities Act or otherwise, insofar as such claims, actions, demands, losses, damages, liabilities, costs or expenses arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, BUT ONLY TO THE EXTENT, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in strict conformity with written information furnished by such Holder specifically for use in the preparation thereof.

                  (c) Promptly after receipt by a party indemnified pursuant to the provisions of subsection (a) or (b) of this Section 6 of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim therefor is to be made against the indemnifying party pursuant to the provisions of subsection (a) or (b), notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to an indemnified party otherwise than under this
Section 6 and shall not relieve the indemnifying party from liability under this
Section 6 unless such indemnifying party is prejudiced by such omission. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying parties similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; PROVIDED, HOWEVER, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party or parties). Upon the permitted assumption by the indemnifying party of the defense of such action, and approval by the indemnified party of counsel, which approval will not be unreasonably withheld, the indemnifying party shall not be liable to such indemnified party under subsection (a) or (b) for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof (other than reasonable costs of investigation) unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the immediately preceding sentence, (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time, (iii) the indemnifying party and its counsel do not actively and vigorously pursue the defense of such action, or (iv) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. No indemnifying party shall be liable to an indemnified party for any settlement of any action or claim without the consent of the indemnifying party and no indemnifying party may unreasonably withhold its consent to any such settlement. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability with respect to such claim or litigation.

                  (d) If the indemnification provided for in subsection (a) or
(b) of this Section 6 is held by a court of competent jurisdiction to be unavailable to a party to be indemnified with respect to any claims, actions, demands, losses, damages, liabilities, costs or expenses referred to therein, then each indemnifying party under any such subsection, in lieu of indemnifying such indemnified party thereunder, hereby agrees to contribute to the amount paid or payable by such indemnified party as a result of such claims, actions, demands, losses, damages, liabilities, costs or expenses in such proportion as is appropriate to reflect the relative benefits received by such indemnifying party on the one hand and the indemnified party on the other from the related offering. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount payable by such indemnified person in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such claims, actions, demands, losses, damages, liabilities, costs or expenses, as well as any other relevant equitable considerations. The relative benefits received by an indemnifying party on the one hand and an indemnified party on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by each party bear to the total net proceeds from the offering received by each other party and, with respect to an underwriter, the total underwriting discounts and commissions received by such underwriter, and in each case as set forth in the table on the cover page of the related prospectus. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution hereunder from any person who was not guilty of such fraudulent misrepresentation.

         7. REPORTING REQUIREMENTS UNDER THE EXCHANGE ACT. The Company shall at all times use its commercially reasonable efforts to file timely (whether or not it shall then be required to do so) such information, documents and reports as the Commission may require or prescribe under Section 13 or 15(d) (whichever is applicable) of the Exchange Act. The Company forthwith upon request shall furnish to any Holder of Registrable Securities (a) a written statement by the Company that it has complied with the reporting of Section 13 or 15(d) of the Exchange Act; (b) a copy of the most recent annual or quarterly report of the Company, and (c) such other reports and documents filed by the Company with the Commission as such Holder may reasonably request in availing itself of an exemption for the sale of Registrable Securities without registration under the Securities Act. The Company acknowledges and agrees that the purposes of the requirements contained in this Section 8 are (x) to enable any such Holder to comply with the current public information requirement contained in paragraph (c) of Rule 144 under the Securities Act should such Holder ever wish to dispose of any of the securities of the Company acquired by it without registration under the Securities Act in reliance upon Rule 144 (or any other similar exemptive provision) and (y) to qualify the Company for the use of registration statements on Form S-3. In addition, the Company shall use its commercially reasonable efforts to take such other measures and file such other information, documents and reports, as shall be required of it hereafter by the Commission as a condition to the availability of Rule 144 under the Securities Act (or any similar exemptive provision hereafter in effect) and the use of Form S-3 (or any similar form hereafter in effect). The Company also covenants to use its commercially reasonable efforts, to the extent that it is reasonably within its power to do so, to qualify for the use of Form S-3.

         8. SHAREHOLDER INFORMATION. The Company may request each Holder of Registrable Securities as to which any registration is to be effected pursuant to this Agreement to furnish the Company with such information with respect to such Holder and the distribution of such Registrable Securities as the Company may from time to time reasonably request in writing, including as shall be required by law or by the Commission in connection therewith, and each Holder of Registrable Securities as to which any registration is to be effected pursuant to this Agreement shall furnish the Company with such information, and shall completely respond to any reasonable questionnaire with respect thereto in a timely manner.

         9. FORMS. All references in this Agreement to particular forms of registration statements are intended to include, and shall be deemed to include, references to all successor forms which are intended to replace, or to apply to similar transactions as, the forms herein referenced.

         10.      MISCELLANEOUS.

                  (a) WAIVERS AND AMENDMENTS. With the written consent of the Holders of a Majority of the Registrable Securities, the obligations of the Company and the rights of the Shareholders under this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely), and with the same consent the Company, when authorized by resolution of its Board, may enter into a supplementary agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of any supplemental agreement or modifying in any manner the rights and obligations hereunder of the Shareholders and the Company; PROVIDED, HOWEVER, that no such waiver or supplemental agreement shall reduce the aforesaid proportion of Registrable Securities, the Holders of which are required to consent to any waiver or supplemental agreement, without the consent of the Holders of all of the Registrable Securities. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally or by course of dealing, but only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, except to the extent provided in this Section 11(a). Specifically, but without limiting the generality of the foregoing, the failure of any Shareholder at any time or times to require performance of any provision hereof by the Company shall in no manner affect the right of any Shareholder at a later time to enforce the same, assuming such right can then otherwise be enforced. No waiver by any party of the breach of any term or provision contained in this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

                  (b) EFFECT OF WAIVER OR AMENDMENT. Each Shareholder acknowledges that by operation of Section 11(a) hereof the Holders of a Majority of the Registrable Securities will, subject to the limitations contained in such
Section 11(a), have the right and power to diminish or eliminate certain rights of such Shareholder under this Agreement.

                  (c) RIGHTS OF SHAREHOLDERS INTER SE. Subject to the consent provisions of Section 11(a) above, each Shareholder shall have the absolute right to exercise or refrain from exercising any right or rights which such Shareholder may have by reason of this Agreement or any Registrable Security, including, without limitation the right to consent to the waiver of any obligation of the Company under this Agreement and to enter into an agreement with the Company for the purpose of modifying this Agreement or any agreement effecting any such modification, and such Shareholder shall not incur any liability to any other Shareholder with respect to exercising or refraining from exercising any such right or rights.

                  (d) NOTICES. All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be delivered, or mailed first class postage prepaid, registered or certified mail,

                  (i) If to any Shareholder, addressed to such Shareholder at the address set forth below the signature line for such Shareholder, or at such other address as such Shareholder may specify by written notice to the Company, or

                  (ii) If to the Company, to the address set forth below the signature line for the Company or at such other address as the Company may specify by written notice to the Shareholders, and each such notice, request, consent and other communication shall for all purposes of the Agreement be treated as being effective or having been given when delivered, if delivered personally, or, if sent by cable, telegram or telex, or by registered or certified mail (postage prepaid, return receipt requested) at the earlier of its actual receipt or three days after the same has been delivered as aforesaid.

                  (e) VALIDITY. If any provision of this Agreement or the application thereof to any person or circumstance in held invalid or unenforceable, the remainder of this Agreement, and the application of such provision to other persons or circumstances, shall not be affected thereby, and to such end, the provisions of this Agreement are agreed to be severable.

                  (f) PARTIES IN INTEREST. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, whether so expressed or not and, in particular, shall inure to the benefit of and be enforceable by the Holder or Holders at the time of any of the Registrable Securities. Subject to the immediately preceding sentence, this Agreement shall not run to the benefit of or be enforceable by any Person other than a party to this Agreement and its successors and assigns.

                  (g) DESCRIPTIVE HEADINGS. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

                  (h) CHOICE OF LAW. It is the intention of the parties that the internal substantive laws, and not the laws of conflicts, of the State of Florida should govern the enforceability and validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties.

                  (i) COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed personally or by a duly authorized representative thereof as of the day and year first above written.

                                            ABLE TELCOM HOLDING CORP.

                                            By: ________________________________
                                                  Name:
                                                  Title:

                                            1000 Holcomb Woods Pkwy., Suite 400
                                            Roswell, GA 30076

                                            SHAREHOLDERS:

                                            ____________________________________
                                            Donald G. Garner

                                            1849 Crestwood Blvd
                                            P.O. Box 100309
                                            Irondale, AL 35210

                                            ____________________________________
                                            C. Michael Hoover

                                            5218 Ellicot Court
                                            Centreville, VA 20120

                                            ____________________________________
                                            Jesse R. Joyner

                                            1185 Carrigan Blvd
                                            Merrit Island, FL 32952